UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer.

On December 9, 2008, David E. Colburn notified the Board of Directors (the "Board") of Smart Online, Inc. (the "Company") of his desire to resign from his positions as President and Chief Executive Officer for personal reasons, effective immediately. Mr. Colburn also resigned his position as a member of the Board, effective December 10, 2008. Mr. Colburn’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies, or practices. The resignation was accepted by the Board, which expressed its profound thanks and appreciation for his tireless efforts on behalf of the Company.

"When Dave took on the CEO role, his aim was to return order to the Company’s operations following a series of poor decisions made by prior management. He intended to handle the task within a one-year term. Because of his efforts, Smart Online is a better functioning company today. The Board wishes him well as he moves on to the next phase in his life," said Doron Roethler, the Company’s Chairman of the Board and Interim President and Chief Executive Officer.

In connection with his resignation, on December 9, 2008, Mr. Colburn and the Company entered into a Separation Agreement and General Release (the "Agreement"), effective as of that date. The Agreement provides that Mr. Colburn shall receive his current salary through and including March 31, 2009 (less any applicable taxes and withholdings) and shall be released from his covenant not to compete contained in the Employment Agreement, effective December 12, 2007, by and between Mr. Colburn and the Company (the "Employment Agreement"). In addition, the Company agreed to pay Mr. Colburn’s premium payments under the Consolidated Budget Reconciliation Act ("COBRA") to continue his and his family’s health insurance coverage through and including March 31, 2009. The benefits afforded under the Agreement are in lieu of any other compensation or benefits to which Mr. Colburn otherwise might be entitled, including without limitation under the Employment Agreement. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer.

On December 9, 2008, the Board unanimously appointed Doron Roethler, the Company’s current Chairman of the Board, to serve as the Company’s Interim President and Chief Executive Officer. An ad hoc committee of the Board was charged with undertaking an active search for a permanent President and Chief Executive Officer.

Mr. Roethler, age 51, was appointed as Chairman of the Board on November 27, 2007. He has been the managing director and indirect majority owner of TMF Airmarine BV, an independent aviation spare parts company, since 1988. He is also the indirect owner of Smart IL, Ltd., a software development company that had been a development partner and customer of the Company. He received a B.A. in behavioral science from Ben Gurion University, Beer Sheva, Israel. Mr. Roethler is a shareholder of the Company who holds, directly or indirectly, approximately 13% of the Company’s outstanding common stock. Mr. Roethler will not receive any compensation from the Company for his services as Interim President and Chief Executive Officer and will continue to serve as Chairman of the Board.

Mr. Roethler has the following relationships with the Company:

• Private Placement by Former Chief Executive Officer. On October 10, 2006, Michael Nouri, the Company’s then serving Chief Executive Officer, entered into a stock purchase agreement with Mr. Roethler. Pursuant to this agreement, Mr. Nouri sold 247,043 shares of the Company’s common stock from his personal holdings at a price of $1.5176 per share. The Company entered into a registration rights agreement with Mr. Roethler in connection with this transaction under which it had an obligation to register the shares sold by Mr. Nouri to Mr. Roethler on the first registration statement filed by the Company following the sale, with Mr. Roethler bearing his proportionate share of the registration expenses. Under the terms of this agreement, the shares were delivered following the Company’s execution of such registration rights agreement, which occurred on January 19, 2007. The Company filed a registration statement for these shares on April 3, 2007 and has satisfied its obligations under the registration rights agreement.

• Convertible Note Financings. To date, the Company has sold $5.3 million aggregate principal amount of secured subordinated notes due November 14, 2010 (the "Notes") to certain investors in three closings on November 14, 2007, August 12, 2008, and November 21, 2008. Crystal Management Ltd. ("Crystal"), which is owned by Mr. Roethler, purchased $500,000 aggregate principal amount of the Notes in the first closing and $250,000 aggregate principal amount of the Notes in the second closing. The noteholders are committed to purchase up to an additional $10 million aggregate principal amount of the Notes upon a decision by the Board to draw down some or all of the additional amount at any time. The Company is obligated to pay interest on the notes at an annualized rate of 8% payable in quarterly installments. As of December 10, 2008, the Company has paid $45,056 in interest on the Notes held by Crystal. The Company does not have the ability to prepay the Notes without approval of at least a majority of the principal amount of the Notes then outstanding. The noteholders have designated Mr. Roethler as bond representative to act as their agent. So long as the Notes are outstanding, the Company has agreed that it will not take certain actions without approval of the bond representative. The material terms of the Notes are described in Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2008, which description is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation and General Release, dated December 9, 2008, between the Company and David E. Colburn

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

December 10, 2008	By:	/s/ Timothy L. Krist

Name: Timothy L. Krist
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation and General Release, dated December 9, 2008, between the Company and David E. Colburn